                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /        Preliminary Proxy Statement
/ /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/        Definitive Proxy Statement
/ /        Definitive Additional Materials
/ /        Soliciting Material Pursuant to Section 240.14a-11(c) or
           Section 240.14a-12

                        TOYMAX
INTERNATIONAL, INC.
-----------------------------------------------------------------------
           (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
           $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
/ /        14a-6(i)(2) or Item 22(a)(2)
           of Schedule 14A.
/ /        $500 per each party to the controversy pursuant to Exchange Act
           Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
           (1) Title of each class of securities to which transaction applies:
           (2)  Aggregate number of securities to which transaction applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           (4)  Proposed maximum aggregate value of transaction:
           (5)  Total fee paid:

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
           (2)  Form, Schedule or Registration Statement No.:
           (3)  Filing Party:
           (4)  Date Filed:

                           TOYMAX INTERNATIONAL, INC.
                              125 E. BETHPAGE ROAD
                           PLAINVIEW, NEW YORK 11803

Dear Stockholder:

    You are cordially invited to the Annual Meeting of Stockholders of TOYMAX INTERNATIONAL, INC. (the "Company") to be held on Thursday, August 16, 2000, at The Chase Manhattan Bank, Media Room, Lower Level, 395 North Service Road, Melville, New York 11747, at 9:00 a.m., local time.

    The Notice of Meeting and Proxy Statement on the following pages cover the formal business of the meeting, which includes proposals to (i) elect two directors to serve on the Board of Directors, (ii) amend the 1997 Share Option Plan to increase the number of shares of common stock of the Company which may be issued or transferred pursuant to options granted thereunder, and
(iii) ratify the re-appointment of BDO Seidman LLP, certified public accountants, as the Company's independent auditors for the fiscal year ending March 31, 2001.

    We hope that you will be able to attend the Annual Meeting in person. In any event, in order that we may be assured of a quorum, we request that you complete, sign, date and return the enclosed proxy as soon as possible. Your vote is important regardless of the number of shares you own.

                                          Sincerely,
                                          DAVID CHU
                                          CHAIRMAN OF THE BOARD

July 27, 2000

                           TOYMAX INTERNATIONAL, INC.
                              125 E. BETHPAGE ROAD
                           PLAINVIEW, NEW YORK 11803

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 16, 2000
                            ------------------------

To the Stockholders of
TOYMAX INTERNATIONAL, INC.

    Notice is hereby given that the Annual Meeting of Stockholders of TOYMAX INTERNATIONAL, INC. (the "Company") will be held at The Chase Manhattan Bank, Media Room, Lower Level, 395 North Service Road, Melville, New York 11747, on Thursday, August 16, 2000, at 9:00 a.m., local time (the "Annual Meeting"), for the following purposes, all as more fully described in the attached Proxy
Statement:

    1.  to elect two (2) directors to serve on the Board of Directors;

    2. to amend the 1997 Share Option Plan to increase the number of shares of common stock of the Company which may be issued or transferred pursuant to options granted thereunder;

    3. to ratify the re-appointment of BDO Seidman, LLP as the independent auditors of the Company for the fiscal year ending March 31, 2001; and

    4. to consider and transact such other business as may properly be brought before the meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed July 10, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and at the offices of the Company for ten days prior to the Annual Meeting.

    We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting, either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

    A copy of the Company's Annual Report for the fiscal year ended March 31, 2000 is enclosed herewith.

    STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

                                          By Order of the Board of Directors
                                          Sanford B. Frank
                                          SECRETARY

July 27, 2000

                                PROXY STATEMENT

                           TOYMAX INTERNATIONAL, INC.
                              125 E. BETHPAGE ROAD
                           PLAINVIEW, NEW YORK 11803

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 16, 2000
                            ------------------------

                            SOLICITATION OF PROXIES

    The accompanying proxy is solicited by the Board of Directors of TOYMAX INTERNATIONAL, INC., a Delaware corporation (the "Company" and, together with its predecessor companies, "Toymax"), for use at the Annual Meeting of Stockholders to be held at The Chase Manhattan Bank, Media Room, Lower Level, 395 North Service Road, Melville, New York 11747, on Thursday, August 16, 2000, at 9:00 a.m., or at any adjournment or adjournments thereof (the "Annual Meeting").

    A proxy that is properly submitted to the Company may be properly revoked at any time before it is voted. Proxies may be revoked by (i) delivering to the Secretary of the Company (Sanford B. Frank) at or before the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares of common stock of the Company and delivering it to the Secretary of the Company at or before the Annual Meeting, or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy). A proxy which is properly signed, submitted and not revoked will be voted for the nominees for director named in proposal 1 and in favor of proposals 2 and 3 unless contrary instructions are given, and such proxy may be voted by the persons named in the proxy in their discretion upon such other business as maybe properly brought before the meeting.

    The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies by telephone or otherwise. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock. On or about July 28, 2000, this Proxy Statement and the accompanying proxy, together with a copy of the Annual Report of the Company for the fiscal year ended March 31, 2000, including financial statements, are to be mailed to each stockholder of record at the close of business on July 10, 2000 (the "Record Date").

                               VOTING SECURITIES

    The Company had outstanding 10,598,108 shares of common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date, which are the only securities of the Company entitled to be voted at the Annual Meeting. Each stockholder of the Company will be entitled to one vote on each matter as may properly be brought before the meeting for each share of Common Stock registered in its name on the Record Date. Only stockholders of record at the close of business on July 10, 2000 will be entitled to vote. A majority of all of the outstanding shares of Common Stock constitutes a quorum at the Annual Meeting.

                               VOTING PROCEDURES

    The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. Abstentions may be specified on all proposals except the election of directors and will be counted as present for purposes of determining the existence of a quorum. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Since Proposals 2 and 3 must be approved by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and entitled to vote at the Annual Meeting, abstentions on those proposals will also have the effect of a negative vote.

    Under the rules of the National Association of Securities Dealers, Inc. (the "NASD"), brokers who hold shares in street name have the authority to vote on certain routine items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the non-contested election of directors, amendments to the Certificate of Incorporation and ratification of auditors. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of Proposals 1, 2 and 3.

    Shares of Common Stock held by stockholders who do not return a signed and dated proxy will not be considered present at the Annual Meeting, will not be counted towards a quorum and will not be voted on any matter.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes. The classification of the Board of Directors was implemented in August 1998. At each annual stockholders' meeting successors to the class of directors whose term expires at that meeting are elected for a three-year term. The term of the Class 2 directors expires at this meeting, and the terms of the Class 3 and Class 1 directors expire on the date of the annual meetings to be held in 2001 and 2002, respectively.

    On May 10, 2000, the Company's Board of Directors was expanded to six
(6) members and Philip Garfinkle was appointed by the Board as a Class 1 director.

    Messrs. Lebensfeld and Asher have been nominated by the Board of Directors for election at the Annual Meeting as Class 2 directors to serve until the election and qualification of their successors at the 2003 Annual Meeting of Stockholders. If the nominees should be unwilling or unable to serve as directors of the Company (which is not anticipated), the Board of Directors may, unless the Board of Directors by resolution provides for a lesser number of Class 2 directors, designate substitute nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. The election of directors requires a majority vote of the shares of Common Stock represented at the Annual Meeting.

CLASS 2 DIRECTORS NOMINATED FOR ELECTION IN 2000

    STEVEN A. LEBENSFELD. Mr. Lebensfeld is the Chief Executive Officer of the Company and has been a director since 1997. Prior to the Company's Initial Public Offering in October, 1997, Mr. Lebensfeld served as a director and President of Toymax Inc., since its inception in 1990 and as a director of Toymax (H.K.) Limited.

    OREN ASHER. Mr. Asher has been a director since October 1997. Mr. Asher has been the Chairman of MGI Software Corp. ("MGI"), a leading developer of photo and video software listed on the Toronto Stock Exchange, since January 2, 1996. Prior to joining MGI, Mr. Asher was President and CEO of Ditek Software Corp., a graphics software development company which he founded in 1985 and which specializes in computer-aided design and drafting (CADD). Mr. Asher continues to hold the office of Chairman of Ditek Software Corp

CLASS 3 DIRECTORS UP FOR ELECTION IN 2001

    DAVID KI KWAN CHU. Mr. Chu is the Chairman of the Board of Directors and has been a director since 1997. Prior to the Company's Initial Public Offering in October, 1997, Mr. Chu served as Chairman of the Board of Directors of Toymax (H.K.) Limited, the then parent company of Toymax Inc., since its inception in 1990.

    JOEL M. HANDEL.  Mr. Handel has been a director since October 1997.
Mr. Handel has been a partner in the law firm of Baer Marks & Upham LLP, which serves as counsel to the Company, since 1968. From April 1987 through March 1997, Mr. Handel was a member of the Board of Directors of Tyco
Toys, Inc., a company for which Baer Marks & Upham LLP also served as counsel.

CLASS 1 DIRECTORS UP FOR ELECTION 2002

    HARVEY GOLDBERG. Mr. Goldberg is the President of the Company and has been a director since 1997. Prior to the Company's Initial Public Offering in October, 1997, Mr. Goldberg served as a director of Toymax (H.K.) Limited since 1995 and has served as Executive Vice President of Toymax Inc. since 1995. Prior to that Mr. Goldberg was a consultant to Toymax since 1990.

    PHILIP GARFINKLE. Mr. Garfinkle has been a director of the Company since May, 2000. Mr. Garfinkle is President and a member of the Board of Directors of Yazam.com Inc. In addition to his position with

Yazam.com Inc., Mr. Garfinkle sits on the Boards of several companies including Sonneta, Charmed Techonologies, Cycolor and PhotoNet Japan.

    Additional biographical information concerning the directors is contained under the heading "Directors and Executive Officers".

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company held two (2) meetings during the fiscal year ended March 31, 2000. Each current director attended all meetings of the Board of Directors and of the committees of which he was a member during such year.

    The Board of Directors has created two standing committees: a three-member Audit Committee and a three-member Compensation Committee.

    The members of the Audit Committee are Joel Handel, Oren Asher and Philip Garfinkle. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors, and has the authority to review with the auditors and with the Company's management all matters relating to the annual audit of the Company.

    The members of the Compensation Committee are David Chu, Joel Handel and Philip Garfinkle. The Compensation Committee has the authority to review and approve the remuneration arrangements for executive officers and employees of the Company, review the benefit plans for employees and select participants, approve awards under, interpret and administer the employee benefit plans of the Company.

                       PROPOSAL 2: APPROVAL OF AMENDMENT
                         TO THE 1997 STOCK OPTION PLAN

    The Board of Directors has adopted, subject to approval by the shareholders, an amendment and restatement of the Company's 1997 Stock Option Plan ("Option Plan").

    The amendment and restatement of the Option Plan increased the aggregate number of shares of Common Stock which may be issued and sold under the Option Plan from 1,500,000 to 3,500,000. Prior to its adoption of the amendment and restatement of the Option Plan, the Compensation Committee had granted options for 1,445,125 shares of the 1,500,000 shares of Common Stock then available to be issued and transferred under the Option Plan. Since its adoption of the amendment and restatement of the Option Plan, the Compensation Committee granted options to purchase an additional 1,245,000 shares of Common Stock under the Option Plan, subject to the Stockholders' approval of the amendment and restatement. No option granted after the Board of Director's adoption of the amendment to the Option Plan is exercisable until the amendment is approved by the Stockholders.

    The purpose of the Option Plan, as amended hereby, is to promote the long-term financial success of the Company and its subsidiaries by encouraging ownership in the Company by directors, officers and other key employees whose continued services are considered essential to the Company's future progress and to provide them with further incentives to remain as directors, officers and employees, respectively, as well as to obtain qualified new directors, officers, and employees for the Company.

    The Option Plan is administered by the Compensation Committee. The Compensation Committee has complete discretion to select the optionee and to establish the terms and conditions of each option, subject to the provisions of the Plan. Each director, officer or employee of the Company or any subsidiary of the Company is eligible to participate in the Option Plan. Options granted under the Plan may or may not be "incentive stock options" as defined in Section 422 of the Code ("Incentive Options") depending upon the terms established by the Compensation Committee at the time of grant, but the exercise price of Incentive Options granted may not be less than 100% of the fair market value of the Common Stock as of the date of the grant (110% of the fair market value if the grant is an Incentive Option to an employee who owns more than 10% of the outstanding voting power of the Company). Options may not be exercised more than 10 years after the grant (five years if the grant is an Incentive Option to any employee who owns more than 10% of the outstanding voting power of the Company).

    The closing price of a Share of Common Stock of the Company on the Nasdaq National Market on July 10, 2000 was $2.50.

    As of July 10, 2000, the Compensation Committee has granted options to purchase an aggregate of 2,690,125 shares under the Option Plan, of which 1,190,125 would be covered by this amendment. The Company cannot now determine the number of options to be granted in the future to the directors, officers and employees. During the fiscal year 2000, options to purchase an aggregate of shares were issued to certain directors, officers and employees under the Option Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 2. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

                      PROPOSAL 3: APPOINTMENT OF AUDITORS

    BDO Seidman, LLP ("BDO"), certified public accountants, audited the Company's consolidated financial statements for the fiscal year ended March 31, 2000. The Board of Directors, upon recommendation of the Audit Committee, has appointed BDO to audit the Company's consolidated financial statements for the fiscal year ended March 31, 2001, and recommends that the Stockholders vote for ratification of such appointment. A representative of BDO is expected to be present at the Annual Meeting and will make a statement and/or respond to appropriate questions from Stockholders present at the meeting.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL 3. THE AFFIRMATIVE VOTE OF AT LEAST A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of July 10, 2000, with respect to the beneficial ownership of the Company's Common Stock by each director, each nominee for director, each named executive officer in the summary compensation table under "Executive Compensation" below, all executive officers and directors as a group, and each person known by the Company to be the beneficial owner of 5% or more of the Company's Common Stock. This information is based upon information received from or on behalf of the named individuals or entities.

                                                                     SHARES OF
                                                                    COMMON STOCK         PERCENT OF
NAME                                                          BENEFICIALLY OWNED(1)(2)    CLASS(3)
----                                                          ------------------------   ----------
David Ki Kwan Chu (4)(6)....................................          4,387,897              41%
Steven Lebensfeld (5)(7)....................................          1,245,062              11%
Harvey Goldberg (5).........................................            128,228               *
Goldberg Family Trust (8)...................................          1,116,833              11%
Frances Shuk Kuen Leung (4)(6)..............................          4,387,897              41%
Kenneth Price (5)...........................................            263,232               2%
Carmine Russo (5)...........................................             56,982               *
William A. Johnson, Jr. (5).................................             21,920               *
Barry Shapiro (5)...........................................             11,000               *
Oren Asher (5)..............................................             25,476               *
Joel M. Handel (5)..........................................             25,476               *
Phil Garfinkle(5)...........................................                  0               *
Executive Officers and Directors as a Group (12 Persons)....          6,165,273              58%

------------------------

*   Less than 1% of issued and outstanding shares of Company Common Stock.

(1) Includes shares which may be acquired upon the exercise of options which are presently exercisable.

(2) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(3) Percentage amounts are based on the number of shares of Common Stock outstanding as of the Record Date.

(4) David Ki Kwan Chu and Frances Shuk Kuen Leung are husband and wife. Their address is: Units A and B, CDW Building, 382-392 Castle Peak Road, Tsuen Wan, N.T, Hong Kong.

(5) Messrs. Lebensfeld, Goldberg, Price, Russo, Johnson, Shapiro, Asher, Garfinkle and Handel's address is: 125 East Bethpage Road, Plainview, New York 11803.

(6) The share amounts shown for Mr. Chu and Ms. Leung are owned by Best Phase Limited, a British Virgin Islands corporation, of which Mr. Chu and
    Ms. Leung own 100% of the outstanding shares. The address of Best Phase Limited is Units A and B, CDW Building, 382-392 Castle Peak Road, Tsuen Wan, N.T, Hong Kong. Frances Shuk Kuen Leung is the wife of Mr. Chu and they are deemed to be the beneficial owners of each other's shares of Common Stock of the Company.

(7) Includes 126,000 shares held in trust or custodian accounts for the benefit of Mr. Lebensfeld's children. Mr. Lebensfeld is not the trustee of such trust and disclaims beneficial ownership of 120,000 shares held in trust.

(8) A total of 1,116,833 shares of Common Stock are beneficially owned by a trust for the benefit of Mr. Goldberg's wife and children. The trustee of this trust is not affiliated with Mr. Goldberg and Mr. Goldberg disclaims beneficial ownership of such shares. The Goldberg Family Trust's address is: c/o CIBC West Indies Offshore Banking Corporation, as trustee, International Centre, Warrens, St. Michael, RO. Box 405, Bridgetown, Barbados, West Indies.

    COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and persons who own more than ten-percent of the Common Stock, to file initial statements of beneficial ownership
(Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all such forms they file. To the Company's knowledge, based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no additional forms were required for those persons, during fiscal 2000 all filing requirements applicable to all other officers, directors and greater than ten-percent beneficial owners were complied with.

                        DIRECTORS AND EXECUTIVE OFFICERS

    The directors, executive officers and certain other key employees of the Company are set forth below:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
David Ki Kwan Chu.........................     53      Chairman of the Board
Steven A. Lebensfeld......................     47      CEO and Director
Harvey Goldberg...........................     48      President and Director
Kenneth Price.............................     38      Senior Vice President-Sales and Marketing
William A. Johnson, Jr....................     46      Senior Vice President, Chief Financial
                                                       Officer and Treasurer
Carmine Russo.............................     40      Chief Operating Officer
Andrew B. Stein...........................     46      Vice President-International Sales
Amy L. Weltman............................     50      Vice President-Marketing
Barry Shapiro.............................     58      Senior Vice President, President--Toymax
                                                       Enterprises
Sanford B. Frank..........................     47      General Counsel and Secretary
Oren Asher................................     46      Director
Joel M. Handel............................     64      Director
Philip Garfinkle..........................     39      Director

    The business experience, principal occupations and employment, as well as period of service, of each of the directors, executive officers and certain other key employees of the Company during at least the last five years are set forth below.

    DAVID KI KWAN CHU, CHAIRMAN OF THE BOARD. Mr. Chu is a co-founder of Toymax and has served as a director of the Company since 1997 and as Chairman of Toymax (H.K.) Limited since its inception in 1990. In this capacity, Mr. Chu, who is based in Hong Kong, is the senior executive in charge of all of the Company's sourcing, manufacturing and strategic planning activities. Mr. Chu became involved in the toy industry in 1966. In 1972, he was named president of his father's company and grew the manufacturing plant into one of Hong Kong's leading OEM toy manufacturers. Mr. Chu serves as Honorable Chairman of Pingshan Manufacturing Association, a local federation organized by a group of manufacturers operating factories in Pingshan, Chairman of the Hong Kong Enterprises Association of DongGuan Qingxi since the founding of the association in 1998 and as the Vice Chairman of Shenzhen Toys Association, a quasi-governmental organization devoted to fostering toy industry development in China's Shenzhen Special Economic Zone. Mr. Chu and his wife, Frances Shuk Kuen Leung, own and manage Tai Nam, the Company's purchasing agent, and Jauntiway, the Company's leading manufacturer.

    STEVEN A. LEBENSFELD, CHIEF EXECUTIVE OFFICER AND DIRECTOR. Mr. Lebensfeld is a co-founder of Toymax and has served as the Chief Executive Officer since May 2000, President from 1997 through 2000 and a director of the Company since 1997, the President and a director of Toymax Inc. since May 1990 and as a director of Toymax (H.K.) Limited since December 1995. Mr. Lebensfeld is the senior executive in charge of the Company's toy design and development activities. Prior to his involvement with Toymax, Mr. Lebensfeld founded and was President of Toy Biz from 1987 to 1989. Mr. Lebensfeld started the Kidworks (H.K.) Ltd., FOB division of Panosh Place, Inc. in 1985. Between 1984 and 1986, Mr. Lebensfeld was Managing Director of HG Toys (H.K.) Ltd. Between 1979 and 1984, Mr. Lebensfeld was affiliated with Regent Toys, a company he and Mr. Goldberg founded.

    HARVEY GOLDBERG, PRESIDENT AND DIRECTOR. Mr. Goldberg is a co-founder of Toymax. He has been a director of the Company since 1997, a director of Toymax (H.K.) Limited since December 1995 and has served as President since May 2000, Executive Vice President from 1995 through 2000, and has served as Executive Vice President of Toymax Inc. since September 1995. In this capacity,
Mr. Goldberg is the senior executive in charge of all of the Company's sales activities and both of Toymax's domestic and international vice presidents of sales report to him. Prior to joining Toymax, Mr. Goldberg served as a senior sales and marketing executive for Toy Biz, H-G Toys
(HK) Ltd., Regent Toys, H-G Canada and Grand Toys as well as a consultant to Toymax, Inc. Mr. Goldberg is a director of MGI Software Corp., a public company traded on the Toronto Stock Exchange.

    KENNETH PRICE, SENIOR VICE PRESIDENT OF SALES AND MARKETING. Mr. Price is a co-founder of Toymax. From its inception in May 1990 through September 1995, Mr. Price served as Secretary of, as well as holding key sales and marketing positions with, Toymax. From September 1995 through May 1996, Mr. Price served as Vice President of Sales and Marketing. Since May 1996, Mr. Price has served as Senior Vice President of Sales and Marketing. Mr. Price supervises the Company's domestic sales and marketing activities and is closely involved in the development and distribution of Toymax's promotional television commercial advertising. Mr. Price is also the Company's senior executive in charge of securing, negotiating and maintaining licenses. Prior to joining Toymax, Mr. Price served as a marketing and sales executive for Toy Biz and H-G Toys
(HK) Ltd.

    WILLIAM A. JOHNSON, JR., SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER. Mr. Johnson was appointed to Senior Vice President in 1998 and also serves as Chief Financial Officer and Treasurer of the Company each since
March 1997. In this capacity, Mr. Johnson is the senior executive in charge of the Company's finance, treasury, accounts receivable, customer service department, as well as all MIS functions. From July 1987 to January 1997, Mr. Johnson was employed by Noodle Kidoodle, Inc., and from May 1989, served as Vice President, Chief Financial Officer and Secretary. Mr. Johnson was responsible for all corporate financial functions and administration including Securities and Exchange Commission and shareholder relations matters. From January 1976 to April 1982, and then again from January 1987 to July 1987,
Mr. Johnson was employed by Deloitte & Touche, serving in various capacities, most recently as Audit Manager and Consultant. From July 1982 to January 1987, Mr. Johnson was employed by Associated Dry Goods (ADG) as Divisional Vice President of Corporate Accounting.

    CARMINE RUSSO, CHIEF OPERATING OFFICER. Mr. Russo has served as Chief Operating Officer for the Company since April 1997. In this capacity, Mr. Russo is responsible for the day-to-day management of all operational and research and development activities including design, development, purchasing, sourcing, production, shipping, and warehousing. Prior to that position, Mr. Russo served as Vice President of Operations and R&D for Toymax from December 1994 through March 1997. From December 1987 to December 1994, Mr. Russo held various senior management positions at Buddy L, a subsidiary of SLM International, where he served as Senior Vice President-Operations and was a member of their Operating Committee. Before joining Buddy L, Mr. Russo was a development and production executive for H-G Toys from January 1984 to November 1987.

    ANDREW B. STEIN, VICE PRESIDENT OF INTERNATIONAL SALES. Mr. Stein has served as Vice President of International Sales for Toymax since March 1993. In this capacity, Mr. Stein is responsible for managing all of the day-to-day international sales activities, including calling on existing customers, developing new business accounts, managing sales representative firms and working closely with the Company's research and development department in connection with the development of new products. From December 1990 to March 1993, Mr. Stein served in a similar capacity at Tyco Playtime. Prior to that, Mr. Stein served as Vice President of International Sales and Marketing at Nasta International. Mr. Stein has also served as an executive for H-G
Toys, Inc., Amtoy and Ideal Toy Corporation.

    AMY L. WELTMAN, VICE PRESIDENT-MARKETING. Ms. Weltman has served as Vice President of Marketing of Toymax Inc. since January 1996. Ms. Weltman has day-to-day responsibility for advertising, public relations, licensing, sales promotion, marketing and merchandising programs, and research. She is involved in the development and execution of brand strategies, and in short and long term strategic planning and product development. Prior to serving as Vice President for the Company, Ms. Weltman served as a consultant to Toymax from July 1994 to December 1996. From 1982 to 1994, Ms. Weltman was Senior Vice President of Account Services at TSR Advertising, where she was responsible for the following accounts:

Galoob Toys, Cap Toys, CBS Toys and Ideal Toys. Ms. Weltman is a member of the Board of Directors of Women In Toys.

    BARRY SHAPIRO, SENIOR VICE PRESIDENT, PRESIDENT--TOYMAX
ENTERPRISES. Mr. Shapiro became a Senior Vice President of the Company and President of Toymax Enterprises, a new administrative group of the Company, on June 1, 1999. In this capacity, Mr. Shapiro is responsible for integrating and managing prior and future business acquisitions. Prior to joining the Company, Mr. Shapiro was President, CEO and Director of JustToys, Inc. Mr. Shapiro has been engaged in the toy business for over 30 years. Mr. Shapiro is also currently Treasurer and serves on the Executive Committee of the Board of Directors of the Toy Manufacturers of America (TMA) trade association.

    SANFORD B. FRANK, GENERAL COUNSEL AND SECRETARY. Mr. Frank has served as General Counsel for Toymax since April 1994 and as Secretary since
September 1995. In this capacity, Mr. Frank is responsible for overseeing all legal affairs of the Company. Prior to joining Toymax, Mr. Frank served as Vice President and General Counsel for Tyco Playtime, a division of Tyco, from September 1990 to December 1993. From 1980 to 1990, Mr. Frank was in private practice.

    OREN ASHER, DIRECTOR. Mr. Asher has been a director of the Company since October 1997. Mr. Asher has been the Chairman of MGI Software Corp., a leading developer of photo and video software, since January 2, 1996. Prior to joining MGI, Mr. Asher was President and CEO of Ditek Software Corp., a graphics software development company which he founded in 1985 and which specializes in computeraided design and drafting. Mr. Asher continues to hold the office of Chairman of Ditek Software Corp.

    JOEL M. HANDEL, DIRECTOR. Mr. Handel has been a director of the Company since October 1997. Mr. Handel has been a partner in the law firm of Baer
Marks & Upham LLP, which serves as counsel to the Company, since 1968. From April 1987 through March 1997, Mr. Handel was a member of the Board of Directors of Tyco Toys, Inc., a company for which Baer Marks & Upham LLP also served as counsel.

    PHILIP GARFINKLE, DIRECTOR. Mr. Garfinkle has been a director of the Company since May, 2000. Mr. Garfinkle is President and a member of the Board of Directors of Yazam.com Inc., a world leader in lead investing in seed stage Internet companies. Yazam.com Inc. has offices in London, Israel, Japan, New York, San Francisco and Washington D.C. Previously, Mr. Garfinkle was CEO of PictureVision, Inc., a digital imaging concern that introduced online photo processing to consumers. In addition to his position with Yazam.com Inc., Mr. Garfinkle sits on the Boards of several companies including Sonneta, Charmed Techonologies, Cycolor and PhotoNet Japan.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth, for the Company's last three fiscal years (ended March 31, 2000, March 31, 1999 and March 31, 1998), the compensation of those persons who were, at March 31, 2000, the chairman of the Board of Directors, the chief executive officer and the other four most highly compensated executive officers of the Company.

                                                                                  LONG TERM
                                                 ANNUAL COMPENSATION             COMPENSATION
                                        --------------------------------------   ------------
                                                                                    SHARES
                                                                                  UNDERLYING
                              FISCAL                            OTHER ANNUAL       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY($)   BONUS($)   COMPENSATION($)    GRANTED(#)    COMPENSATION($)
---------------------------  --------   ---------   --------   ---------------   ------------   ---------------
David Ki Kwan Chu (1).....     2000     $165,000    $    --         $   --          200,000          $  --
Chairman                       1999           --         --             --           33,902             --
                               1998           --         --         30,000           60,000             --

Steven Lebensfeld (2).....     2000      457,663         --         14,400          200,000          2,747
CEO                            1999      322,875    233,595         14,400           33,902          2,643
                               1998      326,500    236,250          7,300           60,000          8,935

Harvey Goldberg (2)(3)....     2000      457,663         --         14,400          200,000          3,263
President                      1999      322,875    233,595         14,400           33,902          3,154
                               1998      307,500    236,250          9,700           60,000          3,424

Ken Price (2).............     2000      301,433         --          7,200          100,000          2,240
Sr. Vice President Sales
  and Marketing                1999      281,728    152,344          7,200           24,579          2,223
                               1998      270,961    208,250          6,600           46,000          3,576

Carmine Russo (2).........     2000      287,079         --          7,200          100,000          1,252
Chief Operating Officer        1999      268,313    152,344          7,200           24,579            996
                               1998      224,385    198,750          6,600           46,000          8,904

Barry Shapiro (2).........     2000      257,596         --          6,000          100,000          4,027
Sr. Vice President,
  President                    1999           --         --             --               --             --
Toymax Enterprises             1998           --         --             --               --             --

------------------------

(1) Other Annual Compensation represents director's fees paid to Mr. Chu.

(2) Amounts shown as Other Annual Compensation constitute car allowances.

(3) Mr. Goldberg's salary in fiscal 1999 included $207,000 of salary from Toymax
    (HK) Limited and in fiscal 1998 included $130,500 in director's fees from Toymax (HK) Limited.

OPTIONS GRANTED IN LAST FISCAL YEAR

    The following table sets forth, for fiscal 2000, information concerning grants of stock options to the named officers:

                                                       INDIVIDUAL GRANTS                      POTENTIAL REALIZABLE
                                    -------------------------------------------------------     VALUE AT ASSUMED
                                      NUMBER OF                                               RATES OF STOCK PRICE
                                       SHARES         % OF TOTAL                                APPRECIATION FOR
                                     UNDERLYING     OPTIONS GRANTED                                OPTION TERM
                                       OPTIONS      TO EMPLOYEES IN   EXERCISE   EXPIRATION   ---------------------
                                    GRANTED(#)(1)   FISCAL YEAR(2)     PRICE        DATE        5%($)      10%($)
                                    -------------   ---------------   --------   ----------   ---------   ---------
David Ki Kwan Chu.................     100,000                         $5.25      05/07/09    $330,173    $836,693
                                       100,000           10.3           3.75      03/10/10     235,838     597,638

Steven Lebensfeld.................     100,000                          5.25      05/07/09     330,173     836,693
                                       100,000           10.3           3.75      03/10/10     235,838     597,638

Harvey Goldberg...................     100,000                          5.25      05/07/09     330,173     836,693
                                       100,000           10.3           3.75      03/10/10     235,838     597,638

Ken Price.........................                                      5.25      05/07/09     165,086     418,346
                                    50,000 50,000         5.1           3.75      03/10/10     117,919     298,819

Carmine Russo.....................                                      5.25      05/07/09     165,086     418,346
                                    50,000 50,000         5.1           3.75      03/10/10     117,919     298,819

Barry Shapiro.....................                                      5.25      05/07/09     165,086     418,346
                                    50,000 50,000         5.1           3.75      03/10/10     117,919     298,819

------------------------

(1) Options granted under the Company's Stock Option Plan. Such options vest and become exercisable with respect to 20% of the shares subject thereto one year after the date of grant and, thereafter, options with respect to 20% of the shares subject thereto will vest and become exercisable on each of the second, third, fourth, and fifth anniversary of the date of grant, provided that the grantee remains in the employ of the Company. Vested options may not be exercised beyond three months after the grantee ceases to be employed by the Company.

(2) Based on a total of 1,948,625 options granted during the fiscal year to a majority of employees and all of the directors of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
  VALUES

    During fiscal 2000 none of the named executive officers exercised any options and, as of July 10, 2000, all of the options granted by the Company have exercise prices in excess of the market value ($2.50) of the underlying Common Stock.

    The Company has not awarded stock appreciation rights to any employee and has no long-term incentive plans, as that term is defined in the regulations of the SEC. The Company has a stock option plan and bonus plans. During fiscal 2000, the Company did not adjust or amend the exercise price of stock options awarded to the named officers, whether through amendment, cancellation or replacement grants, or other means. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company.

AUDIT COMMITTEE REPORT

    The Audit Committee reports as follows with respect to the audit of the Company's 2000 audited financial statements.

    - The Committee has reviewed and discussed the Company's 2000 audited financial statements with the Company's management;

    - The Committee has discussed with the independent auditors (BDO Seidman, LLP) the matters required to be discussed by SAS 61 which includes, among other items, matters related to the conduct of the audit of the Company's financial statements;

    - The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditor's independence from the corporation and its related entities) and has discussed with the auditors the auditors' independence from the Company; and

    - Based on review and discussions of the Company's 2000 audited financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board of Directors that the Company's 2000 audited financial statements be included in the Company's Annual Report on Form 10-K.

AUDIT COMMITTEE CHARTER

    The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Exhibit A. The Board of Directors reviews and approves changes to the Audit Committee charter annually.

INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

    Mr. Garfinkle, Mr. Handel and Mr. Asher, all of whom are members of the Audit Committee, are independent as recently defined by the applicable Nasdaq standards.

                           AUDIT COMMITTEE

                           JOEL HANDEL
                           OREN ASHER
                           PHILIP GARFINKLE

COMPENSATION OF DIRECTORS

    Each director of the Company who is not an officer or full-time employee of the company is entitled to receive director's fees at the rate of $15,000 per year. All directors are reimbursed for actual expenses incurred in connection with attendance at meetings of the Board of Directors or committees of the Board.

EMPLOYMENT AGREEMENTS

    The Company has separate employment agreements with Messrs. Lebensfeld, Goldberg, Russo, Price and Johnson, each effective October 1, 1997 (individually and collectively, the "Employment Agreements"). In addition, the Company has an employment agreement with Mr. Shapiro on April 29, 1999 (individually and collectively with the agreements referenced in the previous sentence, the "Employment Agreements"). The Employment Agreements (except for Mr. Johnson's) each have a term of three years with annual automatic one-year extensions, unless advance notice of non-extension is timely furnished by either party. The Employment Agreement with Mr. Johnson has a term of two years. Pursuant to the Employment Agreements, Messrs. Lebensfeld, Goldberg, Price, Russo, Johnson and Shapiro are entitled to participate in the Executive Bonus Plan and the Stock Option Plan. Each of the Employment Agreements with Messrs. Lebensfeld and Goldberg also provide an annual "Stock Appreciation Bonus" of 1% of the appreciation of the value of the outstanding common stock of the Company during the immediately preceding year.

    Under the Employment Agreements, the Company may terminate each executive officer's employment upon notice to the executive officer and each executive officer may resign and terminate the Employment Agreement at any time. If the executive officer's employment is terminated at death, or by resignation or for "Good Cause" (as defined in the applicable Employment Agreement) the Company has no obligation to the executive except for payment of compensation and benefits accrued but unpaid at the time of termination.

    In the cases of Messrs. Lebensfeld and Goldberg, if the Company terminates the executive officer's employment without "Good Cause" or if the executive officer resigns with "Good Reason" (as defined in the applicable Employment Agreement), in addition to accrued but unpaid compensation and benefits, the executive officer is entitled to the payment of his base salary and continued participation in the Executive Bonus Plan, payment of the Stock Appreciation Bonus, and medical, dental and life insurance coverage for the remaining term of the applicable Employment Agreement. In the cases of Messrs. Russo, Price, Johnson and Shapiro, if the Company terminates the executive officer's employment without "Good Cause," in addition to accrued but unpaid compensation and benefits, the executive officer is entitled to the payment of his base salary for twelve months following termination of employment.

    All of the Employment Agreements provide for enhanced compensation in the event of termination of employment following a "Change of Control" of the Company, as such term is defined in each Employment Agreement. The Employment Agreements with Messrs. Russo, Price, Shapiro and Johnson provide that, in the event that following a Change of Control, the executive officer's employment is terminated without Good Cause, in lieu of the twelve months' continuation of base salary otherwise due the executive officer on account of termination without Good Cause, the executive officer is entitled to 24 months' continuation of base salary.

    The Employment Agreements with Messrs. Lebensfeld and Goldberg provide that in the event that the executive officer resigns within six months following a Change of Control (as defined in the applicable Employment Agreement), or following a Change of Control the executive officer's employment is terminated without Good Cause, then in lieu of the continuation of base salary due the executive officer but in addition to all other compensation and benefits due in the event of termination for Good Reason or without Good Cause, the executive officer is entitled to (1) a lump sum cash payment equal to three times his average compensation (i.e., base salary, Stock Appreciation Bonuses and Executive Bonus Plan awards) for the two prior calendar years, and (2) an amount equal to any additional income and excise taxes that will be payable by the executive officer on account of "excess parachute payments' (within the meaning of Section 280G of the Internal Revenue Code).

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors consists of David Chu, Joel Handel and Philip Garfinkle. As more fully disclosed under "Certain Relationships and Related Transactions", Mr. Chu, who is Chairman of the Board of the Company, owns Tai Nam Industrial Company Limited ("Tai Nam"), which serves as the Company's purchasing agent, and Jauntiway, which manufactures products for the Company. Mr. Handel is a partner at Baer Marks & Upham LLP, a law firm which serves as outside Counsel to the Company.

                      REPORT OF THE COMPENSATION COMMITTEE

    OVERVIEW AND PHILOSOPHY. The Compensation Committee (the "Committee") has been delegated the authority to review and approve the remuneration arrangements for the Chief Executive Officer and each of the other executive officers of the Company. In addition, the Committee reviews the benefit plans for employees of the Company, administers the Stock Option Plan and approves grants to be made in connection therewith and administers the Company's Executive Bonus Plan.

    The Company's executive compensation is based upon three primary components: base salary, annual bonuses and grants of stock options. Such compensation also includes participation in various benefit plans generally available to employees of the Company. The objectives of the Committee in determining the type and amount of such executive officer compensation are to attract, motivate and retain key management employees and to align the interest of management with the best interests of stockholders.

    In determining base salaries and annual bonuses, the Committee considered the individual experience and performance of each executive officer as well as the competitive marketplace to hire and retain qualified executives at the appropriate level relative to the position, responsibilities and performance of such executives. Mr. Lebensfeld's compensation arrangements are determined by the Committee as well as his employment agreement. With respect to fiscal 2000, Mr. Lebensfeld and Mr. Goldberg each received a base salary of $457,663. In setting Mr. Lebensfeld's and Mr. Goldberg's compensation, the Committee considered and recognized their positioning the Company for continued high growth, as well as each of their efforts in implementing the Company's growth strategy.

    CASH COMPENSATION. Cash compensation typically consists of a base salary plus an annual performance bonus under the Executive Bonus Plan. The base salaries for each of the executive officers are fixed under such employee's employment agreements, each of which is described under the caption "Employment Agreements," and annual performance bonuses are also determined by the Committee pursuant to the Executive Bonus Plan. The Committee determines whether to maintain the Executive Bonus Plan in any given fiscal year, the key management employees of the Company who will be eligible to participate in a given fiscal year and the amount, if any, for each participant based on such participant's performance. The aggregate amount of awards under this plan for any fiscal year are limited based on certain formulas. In determining cash compensation, the Committee considers prevailing economic and business conditions and opportunities, performance by comparable organizations, performance of individual executives, stockholder value and such other criteria as the Committee deems relevant. No particular weightings are assigned by the Committee to any such factors. The Company paid bonuses to the Named Officers as described above in the Summary Compensation Table under the caption "Executive Compensation."

    STOCK OPTION PLAN. The executive officers, as well as other employees of the Company, are eligible to participate in the Stock Option Plan. The purpose of the Stock Option Plan is to motivate and retain employees who are responsible for the attainment of the primary long-term performance goals of the Company. The Stock Option Plan is administered by the Committee. The Committee believes that awards made under the Stock Option Plan provide the necessary long-term incentive to focus managers on building profitability and stockholder value. The Committee has the authority to determine the individuals to whom stock options are awarded, the terms upon which option grants shall be made and the number of shares subject to each option, all subject to the terms and conditions of the Stock Option Plan. The Committee granted options to eleven directors, executive officers or other key officers under the Stock Option Plan as described above under the caption "Options Granted in Last Fiscal Year." The Committee believes that such awards provide the necessary long-term incentive to focus managers on building profitability and stockholder value.

    OTHER COMPENSATION. The Company provides certain other benefits, such as health insurance, to the executive officers that are generally available to Company employees.

                                          David Chu
                                          Joel Handel
                                          Philip Garfinkle

PERFORMANCE GRAPH

    Set forth below is a line-graph presentation comparing the cumulative stockholder return, calculated on a dividend reinvested basis, for the Company's Common Stock, against the cumulative total returns of the NASDAQ Composite Stock Index and the Peer Group Index (as defined below) for the period from commencement of public trading of the Common Stock on October 21, 1998 through March 31, 2000. The graph assumes $100 was invested in the Company's Common Stock, the NASDAQ Composite Stock Index and the Peer Group Index on October 21, 1998. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    TOYMAX INTERNATIONAL, INC. COMMON STOCK,
                    NASDAQ COMPOSITE AND PEER GROUP INDICES

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   NASDAQ        SELF-
                       Toymax    Stock Market  Determined
          International, Inc.  (US Companies)  Peer Group
10/21/97             $100.000        $100.000    $100.000
10/31/97              $90.000         $93.088     $93.861
11/28/97              $92.500         $93.579     $95.917
12/31/97              $86.250         $91.968     $92.755
1/30/98               $86.250         $94.880     $94.484
2/27/98               $76.875        $103.801    $105.746
3/31/98               $71.250        $107.637    $107.818
4/30/98               $81.250        $109.451    $110.747
5/29/98               $74.375        $103.369    $105.931
6/30/98               $68.750        $110.588    $102.386
7/31/98               $73.750        $109.298    $102.675
8/31/98               $51.875         $87.631     $72.827
9/30/98               $47.500         $99.789     $77.578
10/30/98              $62.500        $104.176     $85.822
11/30/98              $67.500        $114.766     $95.730
12/31/98              $50.625        $129.676     $90.663
1/29/99               $66.250        $148.490     $92.992
2/26/99               $72.500        $135.193     $82.090
3/31/99               $67.500        $145.404     $82.004
4/30/99               $51.875        $150.011    $100.567
5/28/99               $53.125        $145.953    $101.805
6/30/99               $49.688        $159.099     $89.642
7/30/99               $55.000        $156.170     $85.405
8/31/99               $88.750        $162.732     $84.826
9/30/99               $71.250        $162.904    $100.999
10/29/99              $81.250        $175.951     $98.833
11/30/99              $75.000        $197.286    $107.076
12/31/99              $46.875        $240.589     $81.594
1/31/00               $40.000        $231.815     $77.580
2/29/00               $37.500        $276.153     $74.544
3/31/00               $33.750        $270.479     $77.695

    In accordance with SEC rules, the Company has elected to select a group of peer companies (the "Peer Group Index") on an industry basis for comparison purposes. The Peer Group Index is comprised of 10 industry participants: DSI Toys, Inc., Empire of Carolina, Inc., Equity Marketing, Inc., Jakks
Pacific Inc., Play by Play Toys & Novelties, Inc., Radica Games Limited, Marvel Enterprises, Inc., Ohio Art, Co., THQ Inc., and Racing Champions Corporation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PURCHASING AND MANUFACTURING

    Tai Nam, which is based in Hong Kong, serves as the Company's purchasing agent pursuant to an Agency Agreement dated April 1, 1997, as amended (the "Agency Agreement") between Tai Nam and Toymax Inc. Tai Nam is owned by David Chu, the Chairman and a principal stockholder of the Company. As the Company's purchasing agent, Tai Nam arranges for the manufacturing of the Company's products based on purchase orders placed with Tai Nam by the Company. In addition, Tai Nam handles all shipping documents, letters of credit, bills and payment, serves as liaison with other vendors and performs quality control functions.

    Pursuant to the Agency Agreement, Tai Nam receives an agency fee equal to seven percent (7%) of the gross invoiced value of products purchased by Toymax, Inc. (based on the factory purchase price of the merchandise). In fiscal 1998, fiscal 1999 and fiscal 2000 Tai Nam earned $3,352,425, $3,838,984 and
$4,041,315 respectively in such fees. Tai Nam's duties include handling purchase orders for, and acting as liaison to, manufacturers and vendors for the Company. Pursuant to the Agency Agreement, the Company purchases products at FOB Yien Tian prices. The Company pays all expenses associated with the making of molds for new products and such molds are assets of the Company. The term of the Agency Agreement ends on March 31, 2001. The terms granted to the Company and the historical willingness of Tai Nam to permit the Company to delay payments at certain times, has benefited the Company.

    In September 1997, the Company entered into a manufacturing agreement with Tai Nam and Jauntiway, which is also owned by Mr. Chu (the "Manufacturing Agreement"). This agreement contains standard manufacturing terms as well as providing that the Company shall not be required to provide a letter of credit or other security to Tai Nam or Jauntiway in connection with its purchase orders. The term of the Manufacturing Agreement ends on March 31, 2001.

    In fiscal 2000, the Company's purchases from Tai Nam totaled $56,876,499.

    The Company, Tai Nam and Mr. Chu have agreed that, all transactions with affiliates, including Tai Nam and Jauntiway, will be subject to the approval of the independent directors of the Company's Board of Directors.

    Joel Handel, a director of the Company, is a partner at Baer Marks & Upham LLP, a law firm which serves as outside counsel to the Company.

                          2001 STOCKHOLDERS' PROPOSALS

    Proposals of stockholders to be presented at the annual meeting to be held in 2001 must be received by March 31, 2001 in order for such proposals to be considered for inclusion in the Proxy Statement and form of proxy relating to such meeting. Stockholders who do not present proposals for inclusion in the Proxy Statement but who still intend to submit a proposal at the 2001 annual meeting, and stockholders who intend to submit nominations for directors at the meeting, are required to notify the Secretary of the Company of their proposal or nominations, and provide certain other information in accordance with and during the time period set forth in the Company's Amended and Restated Certificate of Incorporation and By-laws. Additional information and a copy of the Company's Amended and Restated Certificate of Incorporation and By-laws may be obtained from the Secretary of the Company, TOYMAX INTERNATIONAL, INC., 125
E. Bethpage Road, Plainview, New York 11803.

                                 OTHER BUSINESS

    The management of the Company is not aware of any other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment,

                           INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled "Compensation Committee Report" and "Performance Graph" shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

                           ANNUAL REPORT ON FORM 10-K

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO WILLIAM A. JOHNSON, JR. CHIEF FINANCIAL OFFICER, TOYMAX INTERNATIONAL, INC., 125 E. BETHPAGE ROAD, PLAINVIEW, NEW YORK 11803.

    IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

                                          By order of the Board of Directors
                                          Sanford B. Frank
                                          SECRETARY

July 27, 2000

                                    PROXY
                          TOYMAX INTERNATIONAL, INC.
                 Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints STEVEN A. LEBENSFELD and SANFORD B. FRANK with full power to act without the other and with power to appoint his substitute as the undersigned's proxies to vote all shares of Common Stock of the undersigned in TOYMAX INTERNATIONAL, INC. (the "Company"), a Delaware corporation, which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Chase Manhattan Bank, Media Room, Lower Level, 395 North Service Road, Melville, New York 11747, on August 16, 2000 at 9:00 a.m., E.D.T., and at any and all adjournments thereof as follows:

1.   ELECTION OF DIRECTORS

     / / FOR the nominees listed below (except as marked to the contrary below)

     / / WITHHOLD AUTHORITY to vote for all nominees listed below

                                   CLASS 2
                                   -------
                                   STEVEN A. LEBENSFELD
                                   OREN ASHER

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


2. Proposal to amend the 1997 Share Option Plan to increase the number of shares of common stock of the Company which may be issued or transferred pursuant to options granted thereunder;

          / / FOR                  / / AGAINST              / / ABSTAIN

3. Proposal to ratify the selection of BDO Seidman LLP as the Company's independent auditors for the fiscal year ending March 31, 2001. The Board of Directors recommends a vote FOR this proposal.

          / / FOR                  / / AGAINST              / / ABSTAIN


   PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
                                     (over)

4. In their discretion such other business as may properly come before the meeting and any and all adjournments thereof.

     The shares of Common Stock represented by this proxy will be voted in accordance with the foregoing instructions. In the absence of any instructions, such shares will be voted for the election of the nominees listed in item 1 and for the proposals in items 2 and 3.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on August 16, 2000 and the Proxy Statement furnished therewith.

     The undersigned hereby revokes any proxy to vote shares of Common Stock of the Company heretofore given by the undersigned.



                          ________________________________________________, 2000
                                                (Date)

                          Signature_____________________________________________

                          ______________________________________________________
                          Please date, sign exactly as name appears on this proxy, and promptly return in the enclosed envelope. When signing as guardian, executor, administrator, attorney, trustee, custodian, or in any other similar capacity, please give full title. If a corporation, sign in full corporate name by president or other authorized officer, giving title, and affix corporate seal. If a partnership, sign in partnership name by authorized person. In the case of joint ownership, each joint owner must sign.